Exhibit 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.phxmin.com

PHX Minerals Inc. Announces Increase to Borrowing Base and Acquisition in the Haynesville

OKLAHOMA CITY, Dec. 9, 2021 /PRNewswire/ -- PHX Minerals Inc. (NYSE: PHX) ("PHX" or the "Company") today announced that it has entered into an amendment to its revolving credit facility (“Credit Facility”) under which the borrowing base of the Credit Facility has been increased from $27.5 million to $32.0 million in connection with its regularly scheduled semi-annual redetermination. Additionally, PHX has entered into purchase and sale agreements to acquire 426 total net royalty acres in Caddo Parish, La., for $5,787,272 in cash from two private sellers, subject to customary closing adjustments (the “Acquisition”). The Acquisition will be funded with a combination of cash on hand and borrowings under the Company’s Credit Facility. Pro forma the Acquisition, the Company’s total debt drawn on the Credit Facility will be approximately $20.0 million.  The Board of Directors of PHX unanimously approved the Acquisition, which is expected to close by Dec. 15, 2021.

Chad Stephens, President and CEO, said, "the Acquisition assets provide almost immediate cash flow from the wells being completed and do a nice job of helping replace the volumes associated with the previously announced divestiture of some of our legacy working interest wellbores. The increase in the borrowing base of our Credit Facility is a reflection of a much stronger PHX with an improving asset base and high-quality prospects."

Acquisitions Highlights

•	Approximately 426 net royalty acres in Caddo Parish, La., focused on the Hayneville play;
•	Assets are operated by Blue Dome and include 4 PDP gross wells, 4 gross wells in progress that are expected to come online in the next 30 days and an estimated 4 gross undrilled locations;
•	Estimated reserves of 3.8 Bcfe[1];
•	Current net production 0.15 Mmcfe/d2; and
•	Estimated net production for 2022 totaling between 1,700 to 2,100 Mcfe/d, comprised of 100% natural gas.

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[1] As of 11/01/2021
[2] Mmcfe/d is on a 6:1 basis; estimated November 2021 production

PHX Minerals Inc. (NYSE: PHX) Oklahoma City-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core areas of focus. PHX owns approximately 251,000 net mineral acres principally located in Oklahoma, Texas, Louisiana, North Dakota, and Arkansas.  Additional information on the Company can be found at www.phxmin.com.

1601 NW Expressway, Suite 1100 ☒ Oklahoma City, OK 73118 ☒ Ph. (405) 948-1560 ☒ Fax (405) 948-1063

PHX Minerals Inc. Announces

Haynesville Acquisition…cont.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipates," "plans," "estimates," "believes," "expects," "intends," "will," "should," "may" and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX's current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: PHX’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on its properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which PHX invests; and other economic, competitive, governmental, regulatory or technical factors affecting our properties, operations or prices. Although the Company believes its expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance its expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company's management. Information concerning these risks and other factors can be found in the Company's filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company's website or the SEC's website at www.sec.gov.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

CONTACT: Chad L. Stephens, 405.948.1560, Website: www.phxmin.com

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